EX-23.2
                               CONSENT OF ACCOUNTANTS

                         Keyhan Hewitt Accountancy Corporation
                           4482 Barranca Parkway, Suite 240
                               Irvine, California 92604
                                     (949) 654-1400


April 26, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  WSN Group, Inc. - Form S-8

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement of our report dated September 20, 2000 in World
Shopping Network, Inc.'s  Form 10-KSB for the fiscal year ended
June 30, 2000, and to all references to our Firm included in this Registration Statement.

Sincerely,

Keyhan Hewitt Accountancy Corporation


/s/  Ardavan Keyhan
Ardavan Keyhan, CPA
Director